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                                            EXHIBIT 21

                                 SUBSIDIARIES OF THE REGISTRANT


                                         OHM CORPORATION

                                 SUBSIDIARIES OF THE REGISTRANT

                                         MARCH 15, 1995


                                                                                   STATE OR OTHER
NAME OF SUBSIDIARY                                                          JURISDICTION OF INCORPORATION
------------------                                                          -----------------------------
OHM Remediation Services Corp.                                                          Ohio

         OHM Remediation Services of Canada, Ltd.                                      Canada

Environmental Financial Services Corp.                                                Delaware

Capital National Insurance Company                                                    Vermont

OHM Environmental Resource Management Corp.                                             Ohio

OHM International, Inc.                                                               Delaware